Exhibit 10.2

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 2 to Securities Purchase Agreement (this “Amendment”) is made and entered into as of December 4, 2023 (the “Effective Date”), by and among Australian Oilseeds Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), EDOC Acquisition Corp., an exempted company incorporated in the Cayman Islands (“EDOC”), Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”), and Arena Investors, LP, a Delaware limited partnership, in its capacity as the purchaser (the “Purchaser”), and amends that certain Securities Purchase Agreement, dated as of August 23, 2023, as amended by Amendment No. 1 to Securities Purchase Agreement, dated as of October 31, 2023, by and among the Company, AOI, EDOC and the Purchaser (collectively, the “Agreement”). Each of the Company, AOI, EDOC and the Purchaser shall individually be referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used in this Amendment but not defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment;

WHEREAS, Section 6.5 of the Agreement provides that the Agreement may be amended with the written consent of each Party.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and intending to be legally bound by the terms and conditions of this Amendment, the Parties hereby agree as follows:

1. Amendments to the Agreement.

1.1 Section 5.22. Section 5.22 of the Agreement is amended and restated in its entirety to read as follows:

“5.22 Exclusivity. The Company, AOI and EDOC agreed to refrain from soliciting, accepting or encouraging any other financing proposal similar to the transactions contemplated hereunder until at least February 29, 2024.”

1.2 Section 6.1(a). Section 6.1(a) of the Agreement is amended and restated in its entirety to read as follows:

“6.1 Termination.

(a)	This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the Parties hereto to terminate this Agreement; (b) such date and time as the Business Combination Agreement is terminated in accordance with Section 11.1 thereof; and (c) written notice by the Company to the Purchaser or by the Purchaser to the Company if the first Closing has not been consummated on or prior to February 29, 2024.”

2. General Provisions.

2.1 Effectiveness; No Other Amendments; Entire Agreement. Upon the effectiveness of this Amendment, on and after the Effective Date, each reference in the Agreement to “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with such Agreement shall mean and be a reference to such Agreement, as amended by this Amendment. No term or provision of the Agreement shall be affected by this Amendment unless specifically set forth herein and any term or provision of the Agreement not affected by this Amendment shall remain in full force and effect following the Effective Date. The Agreement, the exhibits and schedules thereto and this Amendment constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

2.2 Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

2.3 Governing Law. This Amendment and any controversy arising out or relating to this Amendment shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

2.4 Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.5 Further Assurances. The Parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Chairman and Chief Executive Officer

AUSTRALIAN OILSEEDS INVESTMENTS PTY LTD.

By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Director

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
	Name:	Kevin Chen
	Title:	Chief Executive Officer

ARENA INVESTORS, LP

By:	/s/ Lawrence Cutler
	Name:	Lawrence Cutler
	Title:	Authorized Signatory